18 DECEMBER 2006

FX ENERGY NETHERLANDS B.V.

and

THE ROYAL BANK OF SCOTLAND PLC

__________________________________________________________

AGREEMENT FOR PLEDGES

OVER SHARES IN FX ENERGY POLAND SP. Z O.O.

__________________________________________________________

This Agreement is made in Warsaw on 18 December 2006 between:

(1)

FX ENERGY NETHERLANDS B.V., with its seat in Utrecht and the place of business at Drentestraat 24 BG, 1083HK Amsterdam, registered in the Chamber of Commerce and Industries in Amsterdam under number 30132757, (“Pledgor”), having no REGON number granted pursuant Polish law, and

(2)

THE ROYAL BANK OF SCOTLAND PLC, with its seat in Edinburgh, address: 36 St Andrew Square, Edinburgh EH2 2YB, the United Kingdom, registered in Scotland under number 90312, (“Pledgee”), having no REGON number granted pursuant Polish law.

each hereinafter referred to as a Party and jointly, as the Parties.

WHEREAS:

(A)

Pursuant to English law governed Senior Facility Agreement dated 17 November 2006 (“Facility Agreement”) between, among others, the Company (as defined below) as the borrower, the Pledgor as the guarantor and the Pledgee as the lender, the Pledgee has agreed to advance to the Company, subject to the terms and conditions of the Facility Agreement, a facility in an aggregate amount not exceeding USD 25,000,000.

(B)	The establishment of the security contemplated by this Agreement is one of the conditions to draw down under the Facility Agreement.
(C)	The Pledgee is a bank duly organized under the laws of Scotland.

NOW, THEREFORE THE PARTIES AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement:

“Articles of Association” means the articles of association (akt zalozycielski) of the Company as amended from time to time.

“Bankruptcy Law” means the Act on Bankruptcy and Restructuring of 28 February 2003 (Dz. U. No. 60 item 535, as amended).

“Catalogue” means the Catalogue of description of the object of registered pledge as attached to the Ordinance of the Minister of Justice on the detailed organisation and maintenance of the register of pledges of 15 October 1997 (Dz. U. No. 134 item 982, as amended).

“CCC” means Polish Commercial Companies Code of 15 September 2000 (Dz.U. No. 94, item 1037, as amended).

“Civil Code” means Polish Civil Code of 23 April 1964 (Dz.U. No.16 item 93, as amended).

“Civil Procedure Code” means Polish Civil Procedure Code of 17 November 1964 (Dz. U. No 43, item 296, as amended).

“Company” means FX Energy Poland Spólka z ograniczona odpowiedzialnoscia with its seat in Warsaw, at ul Chalubinskiego 8, registered in the register of entrepreneurs kept by the District Court for the capital city of Warsaw in Warsaw, XII Commercial Division of the National Court Register under no. KRS 0000052459, REGON 012659847.

“Distributions” means the shareholders’ rights to all dividends and other distributions, whether in cash or in kind (including, but not limited to, the proceeds of redemptions or liquidation, return of additional payments to the share capital (doplaty)), in respect of the Shares.

“Enforcement Event” means the occurrence of an Event of Default (as defined in the Facility Agreement) which is continuing.

“Enforcement Notice” means a notice substantially in the form of Schedule 1.

“Facility” means a facility up to USD 25,000,000 advanced by the Pledgee to the Company pursuant to the Facility Agreement.

“Financial Collateral Law” means Polish Law of 2 April 2004 on the Certain Financial Collateral (Dz.U. No. 91, item 871, as amended).

“Financial Pledge” means a financial pledge over Shares established pursuant to Clause 3.1 (Establishment of the Financial Pledge).

“Indemnifiable Person” means the Pledgee and any of its directors and employees, and/or any of its agents or representatives.

“National Court Register” or “KRS” means a register of entrepreneurs maintained by the relevant district court, as determined in the Act on the National Court Register of 20 August 1997 (Dz.U. No. 121, item 769, as amended).

“New Pledges” means new financial pledges and new registered pledges to be established over the New Shares pursuant to Clause 5.1 (Establishment of New Pledges).

“New Shares” means any shares of the Company acquired or purchased by, or otherwise transferred to, the Pledgor after the date of this Agreement.

“Pledge Register” means the register of pledges maintained by the relevant district court, as determined under the Registered Pledge Law.

“Pledges” means the Financial Pledge and the Registered Pledge jointly.

“Power of Attorney for New Pledges” as defined in Clause 5.3 (Power of Attorney for New Pledges).

“Registered Pledge Law” means Polish Law of 6 December 1996 on the Registered Pledge and Pledge Register (Dz. U. No. 149 item 703, as amended) and all applicable rules and regulations enacted in relation thereto from time to time.

“Registered Pledge” means a registered pledge over Shares established pursuant to Clause 2.1 (Establishment of Registered Pledge).

“Secured Claim” means all present and future pecuniary claims of the Pledgee against the Company under the Facility Agreement.

“Security Period” means the period from the date of this Agreement to the date on which the Secured Claim is satisfied in full.

“Seized Shares” as defined in Clause 10.2.1 (Taking Title to the Shares).

“Shares” means 100 shares of the Company of a nominal value of 500 PLN each and which represent 100 percent of the share capital of the Company at the date of this Agreement.

“Voting Rights” means the right to exercise (personally or by proxy) the voting rights and any other corporate rights under Polish law or under the Articles of Association attached to the Shares or any of the Shares, whether at a meeting of the shareholders of the Company or otherwise.

“Voting Rights Power of Attorney” as defined in Clause 9.2 (Voting Rights Power of Attorney).

1.2	Construction
1.2.1	Unless otherwise defined in this Agreement, terms defined in the Facility Agreement shall have the same meaning when used in this Agreement.
1.2.2	Unless a contrary indication appears, any reference in this Agreement to:
(i)

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(ii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(iii)	“disposal” means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly; and
(iv)	a provision of law is a reference to that provision as amended or re-enacted.
1.2.3	An Event of Default is “continuing” if it has not been remedied or waived.
1.2.4	The words and expressions in plural shall include singular and vice versa.
1.2.5	Clause, Section and Schedule headings are for ease of reference only.

2.   REGISTERED PLEDGE

2.1	Establishment of Registered Pledge

In order to secure the Secured Claim, the Pledgor hereby establishes in favour of the Pledgee a first ranking registered pledge over the Shares up to the maximum secured amount of USD 50,000,000 (“Registered Pledge”). The Pledgee hereby consents to the establishment of Registered Pledge.

2.2	Registration
2.2.1

The Pledgor shall file or procure filing of the application for entry of the Registered Pledge into the Pledge Register maintained by the competent registration court within five (5) Business Days of the date of this Agreement and shall provide the Pledgee with a copy of the application within two (2) Business Days of its filing together with evidence of its filing and evidence of payment of all the required court fees.

2.2.2

Application for registration of the Registered Pledge shall be submitted to the competent registration court on the official form and the Shares shall be classified as share in a limited liability company in accordance with Catalogue (item G1 of the Catalogue) and shall have the following features:

Feature A -	Name, registered office and address of the limited liability company: FX Energy Poland Spółka z ograniczoną odpowiedzialnością with its seat in Warsaw, ul Chałubinskiego 8
Feature B -	Commercial register number: 0000052459
Feature C -	Registry court designation: District Court for the city of Warsaw in Warsaw, XII Commercial Division of the National Court Register
Feature D -	Number of shares pledged: 100
Feature E -	Nominal value of one share: 500 PLN
Feature F -	Share capital and number of shares subscribed for by the shareholders: 50,000 PLN; 100 shares

Method of marking the object: entry in the share register

2.2.3

The court fees connected with proceedings for entry of the Registered Pledge in the Pledge Register and all other costs connected with registration of the Registered Pledge in the Pledge Register shall be borne by the Pledgor.

3.	FINANCIAL PLEDGE
3.1	Establishment of Financial Pledge

In order to secure the Secured Claim the Pledgor hereby establishes in favour of the Pledgee a financial pledge over the Shares up to the maximum secured amount of USD 50,000,000 in accordance with the relevant provisions of the Financial Collateral Law (“Financial Pledge”). The Pledgee hereby consents to the establishment of the Registered Pledge.

3.2Expiry of Financial Pledge

The Financial Pledge shall expire upon the earlier of (i) the expiry of the Security Period or (ii) 31 December 2014.

4.	NOTICE OF ESTABLISHMENT OF PLEDGES
4.1	Notice of Financial Pledge

The Pledgor shall notify the Company of the establishment of the Financial Pledge within three (3) Business Days of the date of this Agreement by sending to the Company, with a copy to the Pledgee, a notification, substantially in the form set out in Schedule 2, together with one copy of this Agreement.

4.2	Notice of Registered Pledge

The Pledgor shall notify the Company of entry of the Registered Pledge into the Pledge Register within three (3) Business Days of the date of receipt by the Pledgor of the court decision on entry of the Registered Pledge into the Pledge Register by sending to the Company, with a copy to the Pledgee, a notification, substantially in the form set out in Schedule 2, together with one copy of such court decision.

4.3	Entry of the Pledges into the Company’s share register
4.3.1	The Pledgor shall procure that the Company’s management board will register in the Company’s share register:
(i)	the establishment of the Financial Pledge together with the Pledgee’s right to exercise the Voting Rights within two (2) Business Days of the date hereof; and
(ii)	the establishment of the Registered Pledge within two (2) Business Days of the date of receipt of notification referred to in Clause 4.2 (Notice of Registered Pledge) above.
4.3.2

The Pledgor shall provide the Pledgee with an extract of the Company’s share register certified by the Company’s management board confirming the entries referred to in Clause 4.3.1 above within three (3) Business Days of the date of each entry being made.

4.4	Severability of the Pledges

Rights and obligations arising exclusively under the Registered Pledge Law shall not apply to the Financial Pledge and rights and obligations arising exclusively under the Financial Collateral Law shall not apply to the Registered Pledge.

5.	NEW SHARES
5.1	Establishment of New Pledges

In order to secure the Secured Claim, the Pledgor hereby undertakes to establish in favour of the Pledgee a first ranking registered pledge and a financial pledge over the New Shares on substantially the same terms as set out in this Agreement within ten (10) Business Days from the date of (i) receipt by the Company of a competent court’s decision on registration of the increase of the Company’s share capital or (ii) transfer to the Pledgor of any New Shares.

5.2Notification of acquisition of New Shares

The Pledgor shall notify (or ensure that the Company notifies) the Pledgee of acquisition or transfer, as applicable, of any New Shares within three (3) Business Days of receipt by the Company of any decision of a competent court on registration of increase of the Company’s share capital in KRS or transfer to the Pledgor of any New Shares.

5.3	Power of Attorney for New Pledges

On the date hereof, the Pledgor shall grant to the Pledgee a power of attorney substantially in a form set out in Schedule 3 for the purpose of establishing the New Pledges (“Power of Attorney for New Pledges”). The Pledgee is authorized to use the Power of Attorney for New Pledges if the Pledgor fails to perform its obligations under Clause 5.1 (Establishment of New Pledges). The Power of Attorney for New Pledges is irrevocable during the Security Period.

6.	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR
6.1	The Pledgor hereby represents and warrants to the Pledgee that:
(i)	it is a limited liability company incorporated and acting in accordance with the Dutch law;
(ii)	the Company’s share capital amounts to PLN 50,000 and is divided into 100 shares of a nominal value of PLN 500 each;
(iii)	it is the sole owner of 100 shares in the Company representing 100% of the Company’s share capital;
(iv)	the Shares are fully paid up and free from any pledges and other encumbrances and third party rights;
(v)

the Pledgor has taken all necessary actions (corporate or otherwise) and has all necessary consents and authorisations to enter into and perform this Agreement, as well as to grant the Power of Attorney for New Pledges and the Voting Rights Power of Attorney;

(vi)	it has the authority to enter into and perform this Agreement and has obtained all necessary authorisations required for entry into, and performance of, this Agreement;
(vii)

this Agreement creates the Security it purports to create under Polish law in favour of the Pledgee and in respect of the Registered Pledge - it will create such a Security upon registration of the Registered Pledge in the Pledge Register; and

(viii)	this Agreement constitutes the valid and legally binding obligation of the Pledgor enforceable in accordance with its terms.
6.2

The above representations are made on the date of this Agreement and are deemed to be repeated by the Pledgor on each date during the Security Period on which any of the representations and warranties set out in Clause 19 (Representation) of the Facility Agreement are repeated, with reference to the facts and circumstances then existing.

7.   DISTRIBUTIONS

Subject to Clause 21.16 (Distributions) of the Facility Agreement, the Pledgor continues to be entitled to receive all Distributions, unless at the time of and immediately after making such Distributions an Enforcement Event subsists or occurs (as the case may be).

8.	PLEDGOR’S UNDERTAKINGS
8.1	Negative covenants

Subject to the provisions of the Facility Agreement, the Pledgor shall not, without the prior written consent of the Pledgee:

8.1.1	sell, assign or otherwise dispose of any of the Shares;
8.1.2	encumber the Shares with any third party rights except as contemplated by the Finance Documents;
8.1.3	make or permit any changes to the Articles of Association; and/or
8.1.4	permit any increase of the Company’s share capital (whether through the change of Articles of Association or otherwise).
8.2	Obligations under the Shares

The Pledgor shall remain liable to observe and perform all obligations assumed by it in respect of the Shares and the Pledgee shall not be under any obligation or liability arising out of the Shares.

8.3	Shareholders’ Meetings and Records

The Pledgor shall ensure that:

8.3.1

the Pledgee receives a copy of each notice (and the corresponding agenda) convening a shareholders’ meeting of the Company at least ten (10) Business Days prior to the date of the meeting, unless the Pledgee and the Company agree otherwise;

8.3.2

the Pledgee receives a draft copy of each resolution proposed to be adopted by shareholders of the Company without a meeting at least five (5) Business Days before the proposed date of signing the resolution, unless the Pledgee and the Company agree otherwise;

8.3.3	the Pledgee is allowed entry (as an observer) to each shareholders’ meeting of the Company;
8.3.4	the Pledgee is allowed at any time on reasonable notice to inspect (i) the minutes of any shareholders’ meeting of the Company and (ii) the share register of the Company; and
8.3.5

not later than fifteen (15) Business Days after the date of this Agreement, the resolution to allow the Pledgee to exercise the Voting Rights (independently of the Voting Rights Power of Attorney) is adopted and application to register the amendment of the Articles of Association is filed with a competent court.

9.   VOTING RIGHTS

9.1	Exercising of the Voting Rights by the Pledgor

The Pledgor shall not, without the prior written consent of the Pledgee, exercise the Voting Rights in a manner which would:

9.1.1	adversely affect the scope of rights attached to the Shares;
9.1.2	adversely affect the scope of the Pledgee’s rights under this Agreement;
9.1.3	exclude or limit the Pledgee’s right to take part in the shareholders’ meeting and vote in accordance with article 187 § 2 of the Companies Code;
9.1.4	result in limitation of the Pledgor’s right to dispose of the Shares or providing for the requirement of the Company’s consent to dispose of the Shares;
9.1.5	diminish the proportion of the Shares in the Company’s share capital; or
9.1.6	result in a merger, takeover or transformation of the Company except as it is permitted by the Finance Documents.
9.2	Voting Rights Power of Attorney

On the date of this Agreement, the Pledgor shall grant to the Pledgee a power of attorney in the form set out in Schedule 4 (“Voting Rights Power of Attorney”). The Voting Rights Power of Attorney is irrevocable during the Security Period.

9.3	Exercising of the Voting Rights and other non-property rights by the Pledgee

As from the occurrence of an Enforcement Event, the Pledgee shall be entitled to exercise the Voting Rights and exercise other non-property rights to which the Pledgor is entitled as a shareholder of the Company, in particular a right to demand the convening of an extraordinary Company’s shareholders’ meeting.

10.	ENFORCEMENT OF PLEDGES
10.1	Enforcement of Registered Pledge

If an Enforcement Event occurs, the Pledgee may (at its discretion) deliver an Enforcement Notice to the Pledgor. The Pledgee may enforce its rights under this Agreement seven (7) days after delivery of the Enforcement Notice or at any time thereafter by any of the following methods (at its discretion) in order to satisfy the Secured Claim:

10.1.1	taking title to all or any part of the Shares in accordance with Article 22 of the Registered Pledge Law, at the value of the Shares, for that purpose being agreed at PLN 1,000;
10.1.2	selling all or any part of the Shares by public tender conducted by a notary or a court bailiff in accordance with Article 24 of the Registered Pledge Law; or
10.1.3	instituting court enforcement proceedings in accordance with the provisions of the Civil Procedure Code.

10.2Taking title to the Shares

10.2.1

Within 10 (ten) Business Days following seizure by the Pledgee of any or all Shares (“Seized Shares”), the Pledgor may request the Seized Shares to be sold in a public tender on the terms and conditions set forth by the Pledgee, subject to Clause 10.2.2 below.

10.2.2	Should the Pledgor request the Seized Shares to be sold in a public tender, the following shall apply:
(a)	the bidding price for the shares shall be 75% of the estimated valuation of the Shares made at the cost of the Pledgor by a reputable property valuer appointed by the Pledgee;
(b)	information on public tender shall be announced twice in a Polish national daily newspaper; and
(c)	the offers may be submitted within 1 (one) month following the date of the last announcement.
10.2.3

If as a result of a tender an offer is chosen pursuant to Clause 10.2.2.(c) above and a share sale agreement is not concluded within 30 (thirty) days following commencement of negotiations, the Pledgee may freely dispose of the Seized Shares.

10.2.4

The Pledgee may suspend any and all actions relating to the tender until the Pledgor secures to the Pledgee’s satisfaction the reasonable costs and expenses which may be borne in connection with such a tender.

10.3	Sale of the Shares in a public auction

The public auction shall be carried out by a notary or a court bailiff pursuant to Article 24 of the Registered Pledge Law within fourteen (14) days of the Pledgee’s application for such auction, and, if not, otherwise as provided for by law:

10.3.1	such public auction shall be carried out in Warsaw;
10.3.2	costs of such public auction shall be entirely borne by the Pledgor;
10.3.3	the Pledgor and the Pledgee agree that the estimated valuation of the Shares shall be made at the cost of the Pledgor by a reputable property valuer appointed by the Pledgee;
10.3.4	the bidding price for the Shares will be equal to 75% of the estimate valuation referred to in Clause 10.3.4 above; and
10.3.5

the Pledgee shall be entitled to specify, at its own discretion, the method and terms of payment of the purchase price for the Shares, in particular to agree for payment in installments or for deferred payment.

10.4Enforcement of Financial Pledge

If an Enforcement Event occurs, the Pledgee may deliver an Enforcement Notice to the Pledgor in its absolute discretion and, without prejudice to the Pledgee’s other rights and enforcement methods available to the Pledgee under the Financial Collateral Law, it may enforce the Financial Pledge by sale or appropriation of the Shares by the Pledgee pursuant to Article 10 of the Financial Collateral Law, on any terms and conditions determined by the Pledgee in its absolute discretion.

10.5	Right to enforce the Security
10.5.1	The Pledgee is not obliged - before enforcing the Security constituted by this Agreement - to proceed against or enforce any other rights or Security or claim payment from any person.
10.5.2

The Pledges constituted by this Agreement are in addition to and are not in any way prejudiced by any other Securities now or subsequently held by the Pledgee in respect of obligations resulting from the Finance Documents (as defined in the Facility Agreement).

10.6	Expenses of Sale

If, by virtue of Article 314 of the Polish Civil Code, any expenses of selling the Shares and any other expenses incurred in connection with enforcement of the Pledges are not secured by the Pledges, the Pledgee is entitled to deduct these expenses either from (i) Distributions or (ii) a surplus of the kind referred to in Clause 10.7 (Application of Funds).

10.7	Application of Funds

The net proceeds of sale of the Shares shall be applied towards satisfaction of any Secured Claim in the manner specified in Clause 24.1 of the Facility Agreement. If the net proceeds of sale of the Shares exceed the amount of Secured Claim and the costs and expenses of such sale borne by the Pledgee, the surplus shall be paid to the Pledgor within fourteen (14) days of the Pledgee receiving those net proceeds.

10.8	Settlement in Foreign Currency

For the purpose of Article 28 of the Registered Pledge Law, the Secured Claim of the Pledgee, which is a foreign bank, must be satisfied by the Pledgor in the relevant foreign currency in which the respective portion of the Secured Claim is denominated on its due date.

11.	SCOPE AND DURATION OF SECURITY
11.1	Scope of Security

Each Security created hereunder is a continuing security and extends to the ultimate balance of the Secured Claim and remains in force notwithstanding any intermediate payment or increase or amendment of the Secured Claim or an effective transfer by the Pledgee of any of its rights and claims under the Facility Agreement to any third party.

11.2Limit on Liability of the Pledgee

The Pledgee is not liable by reason of, except in the case of wilful default or negligence upon its part, (i) taking any action permitted by this Agreement in accordance with mandatory provisions of Polish law, or failing to take any action permitted but not required under this Agreement or (ii) the enforcement of any part of the Security over the Shares in accordance with mandatory provisions of Polish law.

11.3	Expiry of Security

Following the expiry of the Security Period, at the request and expense of the Pledgor, the Pledgee shall:

11.3.1	deliver to the Pledgor a written statement certifying that the Secured Claim has been discharged in full and this Agreement has expired; and
11.3.2	produce any other document necessary to evidence the expiry of this Agreement in the form reasonably requested by the Pledgor.
11.4	Ineffective Performance

The Pledgee is not obliged to release the Shares from the Security established by this Agreement if the satisfaction of a Secured Claim could in its reasonable opinion be considered as ineffective or invalid under the Bankruptcy Law or under the Civil Code.

12.	FURTHER ASSURANCES

The Pledgor shall (at its own expense) promptly sign any document and do any act that the Pledgee reasonably requests from time to time in order to perfect the Security granted or intended to be granted by this Agreement and to enable the Pledgee to obtain the full benefit of that Security.

13.	INDEMNITY
13.1

The Pledgor shall indemnify each Indemnifiable Person and keep it at all times (whether during or after the Security Period) harmless from and against all liabilities and reasonable expenses incurred by it in connection with the execution and/or enforcement of this Agreement and/or any rights vested in it pursuant hereto except that an Indemnifiable Person shall not be indemnified in respect of liabilities and expenses incurred by it as a result of its own gross negligence or wilful misconduct.

13.2

Any Indemnifiable Person shall not be liable for any losses arising in connection with the exercise of any of its rights hereunder except where such losses arise as a result of its own gross negligence or wilful misconduct.

14.	EXCLUSION OF SUBROGATION

The Pledgor hereby irrevocably and unconditionally waives all its rights and claims it has or may have against the Company resulting from the seizure of title to the Shares by the Pledgee provided that such actions have been undertaken in compliance with the provisions of this Agreement. The Pledgor shall immediately pay or transfer to the Pledgee any payment or distribution it receives by virtue of any subrogation.

15.COSTS AND EXPENSES

The Pledgor shall, on the written demand of the Pledgee, reimburse the Pledgee all costs and expenses (including legal fees) reasonably incurred in connection with (i) the execution of this Agreement or otherwise in relation to it, (ii) the perfection or enforcement of the Security created by this Agreement and (iii) the exercise of any right of the Pledgee resulting from an Enforcement Event and in accordance with the provisions of the Facility Agreement.

16.	NOTICES

Any communication to be made under or in connection with this Agreement and the other Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.	ADDRESSES

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement and the other Finance Documents is:

(a)	in the case of the Pledgor, that identified with its name below; and
(b)	in the case of the Pledgee, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the other Party by not less than five Business Days’ prior notice.

The Pledgor

Address:	FX Energy Poland Sp. z o.o
ul.Chałubińskiego 8
00-613 Warsaw, Poland
Fax:	+48 22 630 6632
Attention:	Country Manger

The following address is the mailing address of the Pledgor in Poland for the purpose of registration proceedings:

Address:	CMS Cameron McKenna Dariusz Greszta Sp. k.
ul. Emilii Plater 53
00-113 Warsaw, Poland
Attention:	Antoni Minkiewicz

The Pledgee

Address:	The Royal Bank of Scotland plc
Project Finance
135 Bishopsgate
London EC2M 3UR
Fax:	+44 (0)20 7085 5578
Attention:	Colin Bousfield / Jonathan Verlander

The following address is the mailing address of the Pledgee in Poland for the purpose of registration proceedings:

Address:	Radzikowski, Szubielska i Wspólnicy. Sp. k.
ul. Emilii Plater 53
00-113 Warsaw, Poland
Attention:	Agnieszka Piasecka
18.	ASSIGNMENT

The Pledgor undertakes not to assign or transfer any of its rights, benefits and obligations under this Agreement without written consent of the Pledgee.

19.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of Poland.

20.	JURISDICTION

The courts of Poland have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

21.	LANGUAGE, AMENDMENTS AND COUNTERPARTS
21.1	Language of this Agreement

This Agreement is executed in English and Polish language versions. In case of any discrepancies between the English and Polish versions, the English language version shall prevail.

21.2	Amendments

All amendments to this Agreement are null and void unless approved by the parties in writing and with notarised signatures if so required by Polish law for the purposes of definite transactions.

21.3	Counterparts

This Agreement is executed in 3 counterparts in Polish and 2 counterparts in English, one of each language version for each party and one Polish version for the court for the purpose of registration of the Registered Pledge in the Pledge Register.

SCHEDULE 1

ENFORCEMENT NOTICE

To:	FX Energy Netherlands B.V. (“Pledgor”)
And to:	FX Energy Poland Sp. z o.o. (“Company”)
From:	The Royal Bank of Scotland plc (“Pledgee”)
Date:	☐
Subject:	Enforcement of the rights of the Pledgee under the Agreement for Pledges over Shares in FX Energy Poland Sp. z o.o. between the Pledgee and the Pledgor dated ☐ (“Agreement”)

Dear Sirs,

In accordance with [Clause 10.1 (Enforcement of Registered Pledge)/[Clause 10.2 (Enforcement of Financial Pledge)] of the Agreement, we give you notice that an Enforcement Event is continuing and we intend to enforce our rights under the Agreement [seven (7) days after delivery of this notice to you / immediately] by [__________] [specify procedure and methods of enforcement selected by the Pledgee].

Expressions defined in the Agreement have the same meaning when used in this notice.

This notice is governed by Polish law.

For and on behalf of The Royal Bank of Scotland plc

SCHEDULE 2

NOTICE OF THE ESTABLISHMENT OF PLEDGE

To:	FX Energy Poland Sp. z o.o. (“Company”)
From:	FX Energy Netherlands B.V. (“Pledgor”)
Copy to:	The Royal Bank of Scotland plc (“Pledgee”)
Date:	[ ]
Subject:	Establishment of [financial pledge / registered pledge] over shares of the Company under the Agreement for pledges over shares between the Pledgee and the Pledgor dated [ ] 2006 (“Agreement”).

Dear Sirs,

Pursuant to Article 187 § 1 of the CCC, we hereby give you notice that, under the Agreement, we have pledged the Shares by way of a [Financial Pledge / Registered Pledge].

We hereby instruct you to:

(1)

disclose the establishment of the [Financial Pledge / the Registered Pledge] and the Pledgee as beneficiary of the [Financial Pledge / Registered Pledge] in your share register pursuant to Article 188 of the CCC;

(2)	make an entry in the share register that the Pledgee is authorised to exercise Voting Rights if an Enforcement Event is continuing;
(3)	provide us within two (2) Business Days with a copy of the Company’s share register showing the above requested entries; and
(4)

submit to the National Court Register, in accordance with Article 188 § 3 of the CCC, a revised list of shareholders in the Company evidencing establishment of [the Financial Pledge / the Registered Pledge].

We also inform you that we have granted an irrevocable power of attorney to the Pledgee (“Voting Rights Power of Attorney”) to exercise all rights that we have as a shareholder in your company, including the Voting Rights. The Pledgee is authorised to use the Voting Rights Power of Attorney if the Enforcement Event is continuing, and when the amendments to the Articles of Association are made in accordance with Clause 8.3.5 of this Agreement, to exercise voting rights pursuant to Clause 9.3 (Exercising of the Voting Rights and other non-property rights by the Pledgee) of this Agreement.

Expressions defined in the Agreement have the same meaning when used in this notice

This notice is governed by Polish law.

We attach a copy of the signed Agreement.

For and on behalf of

[	]

SCHEDULE 3

FORM OF POWER OF ATTORNEY FOR NEW PLEDGES

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is granted on [ ] by FX Energy Netherlands B.V. with its seat in Utrecht and the place of business at Drentestraat 24 BG, 1083HK Amsterdam (“Pledgor”), a shareholder of FX Energy Poland Sp. z o.o. with its seat in Warsaw at ul. Chalubinskiego 8, 00-613 Warsaw, registered in the register of entrepreneurs kept by the District Court for the capital city of Warsaw in Warsaw, XII Commercial Division of the National Court Register under No. KRS 0000052459 (“Company”) to The Royal Bank of Scotland plc (“Pledgee”).

This Power of Attorney is granted pursuant to Clause 5.3 (Power of Attorney for New Pledges) of the agreement for pledges over shares of FX Energy Poland Sp. z o.o. between the Pledgor and the Pledgee dated [ ] (“Agreement”). Expressions defined in the Agreement have same meaning when used in this power of attorney.

The Pledgor hereby grants to the Pledgee this irrevocable power of attorney with full power of substitution to establish over any and all New Shares, in favour of the Pledgee, the new registered pledges and the new financial pledges on substantially the same terms and conditions as provided for in the Agreement.

The Pledgee may appoint qualified attorneys to institute and conduct registration proceedings on behalf of Pledgor on the basis of this power of attorney.

The Pledgor hereby declares that everything that the Pledgee does under this power of attorney is valid and effective as if done by the Pledgor itself. In particular, the Pledgee shall be irrevocably authorized to enter with itself, on behalf of the Pledgor, into the agreements creating Security referred to in this power of attorney.

The Pledgor renounces its right to revoke and/or change this power of attorney without the prior written consent of the Pledgee. The Pledgor declares that its renunciation of the right of revocation is justified by the nature of the legal relationship created by the Agreement, on which this power of attorney is based.

This power of attorney is governed by Polish law.

This power of attorney shall expire as of expiry of the Security Period, and no further action of the Pledgor would be required to that effect.

Signed by: __________________________________

/notarized signatures /

SCHEDULE 4

FORM OF VOTING RIGHTS POWER OF ATTORNEY

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is granted on [ ] by FX Energy Netherlands B.V. with its seat in Utrecht and the place of business at Drentestraat 24 BG, 1083HK Amsterdam (“Pledgor”), a shareholder of FX Energy Poland Sp. z o.o. with its seat in Warsaw at ul. Chalubinskiego 8, 00-613 Warsaw, registered in the register of entrepreneurs kept by the District Court for the capital city of Warsaw in Warsaw, XII Commercial Division of the National Court Register under No. KRS 0000052459 (“Company”) to The Royal Bank of Scotland plc (“Pledgee”).

This Power of Attorney is granted pursuant to Clause 9.2 (Voting Rights Power of Attorney) of the Agreement for pledges over shares of FX Energy Poland Sp. z o.o. between the Pledgor and the Pledgee dated [ ] December 2006 (“Agreement”). Expressions defined in the Agreement have same meaning when used in this power of attorney.

The Pledgor hereby grants to the Pledgee this irrevocable power of attorney with full power of substitution to exercise (personally or by proxy, at a shareholders’ meeting or otherwise), or abstain from exercising, the voting rights and any other corporate rights under Polish law or under the Articles of Association of the Company attached to all or any of the shares in the share capital of the Company held by the Pledgor and subject to the Security created by the Agreement as the Pledgee thinks fit, whether at a shareholders’ meeting of the Company or otherwise. In particular, but without limitation, the Pledgee has the following rights:

(1)	the right to demand that the management board of the Company convenes an extraordinary or ordinary general meeting of shareholders of the Company; and
(2)	the right to give any consent or authorisation that is required under Polish law from the Pledgor as a shareholder of the Company.

The Pledgor hereby declares that everything that the Pledgee does under this power of attorney is valid and effective as if done by the Pledgor itself.

The Pledgor renounces its right to revoke and/or change this power of attorney without the prior written consent of the Pledgee. The Pledgor declares that its renunciation of the right of revocation is justified by the nature of the legal relationship created by the Agreement, on which this power of attorney is based.

This power of attorney is governed by Polish law.

This power of attorney shall expire as of expiry of the Security Period, and no further action of the Pledgor would be required to that effect.

Signed by: __________________________________

SIGNATURES

The Pledgor:

FX ENERGY NETHERLANDS B.V.

By:	/s/ Tomasz Minkiewicz
Name:	Tomasz Minkiewicz
Title:	Attorney-in-fact

The Pledgee:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Agnieszka Piasecka
Name:	Agnieszka Piasecka
Title:	Attorney-in-fact